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                                                                    EXHIBIT 21.1


                     SCHEDULE OF SUBSIDIARIES OF REGISTRANT

1.   Dynamex Operations East Inc., a Delaware corporation

          10,000 authorized shares of common stock, $0.01 par value, 1,000 of which are issued and outstanding and registered in the name of Dynamex Inc.


2.   Dynamex Operations West Inc., a Delaware corporation

          10,000 authorized shares of common stock, $0.01 par value, 1,000 of which are issued and outstanding and registered in the name of Dynamex Inc.


3. Dynamex Canada Inc., a Canadian federal corporation (formerly Parcelway Courier Systems Canada Ltd., an Alberta corporation)

          Unlimited number of authorized common shares, one of which is issued and outstanding in the name of Dynamex Inc.; Unlimited number of authorized preference shares, 3,750,000 of which are issued and outstanding in the name of Dynamex Inc.

4.   Alpine Enterprises Ltd., a Manitoba corporation

          Unlimited number of 4 Classes of Voting and 4 Classes of Non-voting common shares, 290 Class A Voting shares which are issued and outstanding in the name of Dynamex Canada Inc.

5.   Road Runner Transportation, Inc., a Minnesota corporation

          25,000 authorized common shares (consisting of 7,000 voting, 5,000 non-voting and 13,000 undesignated), no par value; of which 4,363.9998 non-voting are issued and outstanding in the name of Dynamex Inc., and of which 6,545 voting are issued and outstanding in the name of Dynamex Inc.

6.   Regina Mail Marketing Systems, Inc.

          Unlimited number of common shares, no par value, 100 of which are issued and outstanding in the name of Dynamex Canada Inc., and unlimited number of preferred shares, none of which are issued and outstanding.

7.   New York Document Exchange Corp., a New York corporation

          200 shares of common stock are authorized, no par value, of which 150 shares are issued and outstanding in the name of Dynamex Inc.

8.   Cannonball, Inc., an Illinois corporation

          71,450 authorized shares of common stock, par value $1.00, of which 69,350 are issued and outstanding and registered in the name of Dynamex Inc.



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9.   USC Management Systems, Inc., a New York corporation

          200,000 authorized shares of common stock, no par value, 91.33 of which are issued and outstanding and registered in the name of Dynamex Inc.

10.  Dynamex Dedicated Fleet Services, Inc., a Delaware corporation

          10,000 authorized shares of common stock, par value $0.01, 1,000 of which are issued and outstanding and registered in the name of Dynamex Inc.